Exhibit 10.42

SEVENTH LOAN MODIFICATION AND WAIVER AGREEMENT

This Seventh Loan Modification and Waiver Agreement (this “Loan Modification Agreement”) is entered into as of November 19, 2014 (the “Seventh Loan Modification Effective Date”), by and among (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 2400 Hanover Street, Palo Alto, California 94304 (“Bank”), and (ii) REAL GOODS ENERGY TECH, INC., a Colorado corporation (“Real Goods Energy”), REAL GOODS TRADING CORPORATION, a California corporation (“Real Goods Trading”), ALTERIS RENEWABLES, INC., a Delaware corporation (“Alteris”) and REAL GOODS SYNDICATED, INC., a Delaware corporation (“Syndicated”), MERCURY ENERGY, INC., a Delaware corporation (“Mercury”), REAL GOODS SOLAR, INC. – MERCURY SOLAR, a New York corporation (“Mercury Solar”), ELEMENTAL ENERGY, LLC, a Hawaii limited liability company (“Elemental”), and SUNETRIC MANAGEMENT LLC, a Delaware limited liability company (“Sunetric”, and together with Real Goods Energy, Real Goods Trading, Alteris, Syndicated, Mercury, Mercury Solar and Elemental, individually and collectively, jointly and severally, the “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 19, 2011, evidenced by, among other documents, a certain Loan and Security Agreement, dated as of December 19, 2011, as amended by a certain First Loan Modification Agreement, dated as of August 28, 2012, as further amended by a certain Second Loan Modification and Reinstatement Agreement, dated as of November 13, 2012 as further amended by a certain Third Loan Modification Agreement, dated as of March 27, 2013, as further amended by a certain Joinder and Fourth Loan Modification Agreement, dated as of September 26, 2013, as further amended by a certain Fifth Loan Modification Agreement, dated as of November 5, 2013 and as further amended by a certain Joinder and Sixth Loan Modification Agreement, dated as of June 6, 2014 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by (i) the Collateral as described in the Loan Agreement, (ii) that certain Security Agreement, dated as of December 19, 2011, between the Secured Guarantor and Bank (as amended, the “Security Agreement”), and (ii) the “Intellectual Property Collateral”, as such term is defined in each certain IP Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Loan Agreement, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Loan Agreement.

1	Notwithstanding the terms and conditions of the Loan Agreement, from and after the Seventh Loan Modification Effective Date, a Streamline Period will not be in effect and terms otherwise applicable during a Streamline Period will not be available to the Borrower.

2	The Loan Agreement shall be amended by inserting the following new Section 6.2(a)(xi) immediately following Section 6.2(a)(x) thereof:

“(xi) on the fifteenth (15th) day (or the immediately preceding Business Day if the fifteenth (15th) is not a Business Day) and the last Business Day of each month, a cash flow forecast for Borrower, prepared with daily or weekly detail and otherwise in form and substance acceptable to Bank, in its reasonable discretion.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:

“6.9 Financial Covenants.

Maintain at all times, subject to periodic reporting as described below, on a consolidated basis with respect to Borrower, unless otherwise indicated:

(a) Liquidity Ratio. Maintain (A) the sum of (i) Qualified Cash plus (ii) Borrower’s Eligible Accounts divided by (B) the sum of (i) the total outstanding Obligations of Borrower owed to Bank plus (ii) the total outstanding Subordinated Debt of Borrower, expressed as a ratio, of at least 1.75:1.00.

(b) EBITDA. Achieve EBITDA (loss no worse than), measured quarterly, on a trailing six month basis (unless otherwise indicated below), on a consolidated basis with respect to Borrower EXCLUDING Elemental EBITDA, of the following amounts for as of each period ending as of the date indicated below:

Quarterly Period Ending (measured on a trailing six month basis, unless otherwise indicated)	Minimum EBITDA (loss no worse than)
June 30, 2014 (measured on a trailing three month basis)	($6,000,000)

September 30, 2014	($8,000,000)

December 31, 2014	($4,000,000)

; provided, that nothing in the foregoing financial covenants shall be deemed to be an extension of the Revolving Line Maturity Date.

(c) Elemental EBITDA. Achieve Elemental EBITDA (loss no worse than), measured quarterly, on a trailing three month basis, on a consolidated basis with respect to Elemental and Sunetric, of the following amounts for as of each period ending as of the date indicated below:

Quarterly Period Ending (measured on a trailing three month basis)	Minimum Elemental EBITDA (loss no worse than)
June 30, 2014	($250,000)

September 30, 2014, and each quarterly period ending thereafter	$1.00

; provided, that nothing in the foregoing financial covenants shall be deemed to be an extension of the Revolving Line Maturity Date.”

and inserting in lieu thereof the following:

“6.9 Financial Covenants.

Maintain at all times, subject to periodic reporting as described below, on a consolidated basis with respect to Borrower, unless otherwise indicated:

(a) EBITDA. Achieve EBITDA (loss no worse than), measured quarterly, on a trailing three month basis, on a consolidated basis with respect to Borrower, of the following amounts for each period ending as of the date indicated below:

Quarterly Period Ending (measured on a trailing three month basis)	Minimum EBITDA (loss no worse than)
December 31, 2014	($4,500,000)

; provided, that nothing in the foregoing financial covenant shall be deemed to be an extension of the Revolving Line Maturity Date.”

4	The Loan Agreement shall be amended by deleting the following definitions from Section 13.1 thereof:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the result of the amount available under the Borrowing Base minus the Term Loan Reserve; minus (b) the Dollars Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserve); minus (c) the outstanding principal balance of any Advances.

“Loan Documents” are, collectively, this Agreement, the Guaranty, the Security Agreement, the Perfection Certificate, the Subordination Agreement, the IP Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower and any Guarantor and/or for the benefit of Bank, all as amended, restated, or otherwise modified.

“Revolving Line” is an Advance or Advances in an amount not to exceed Six Million Five Hundred Thousand Dollars ($6,500,000) outstanding at any time.

and inserting in lieu thereof the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the result of the amount available under the Borrowing Base minus One Million Dollars ($1,000,000); minus (b) the Dollars Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserve); minus (c) the outstanding principal balance of any Advances.

“Loan Documents” are, collectively, this Agreement, the Guaranty, the Security Agreement, the Perfection Certificate, any Warrant, the Subordination Agreement, the IP Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower and any Guarantor and/or for the benefit of Bank, all as amended, restated, or otherwise modified

“Revolving Line” is an Advance or Advances in an amount not to exceed Five Million Five Hundred Thousand Dollars ($5,500,000) outstanding at any time.

5	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its applicable alphabetical order:

“Seventh Loan Modification Effective Date” is November 19, 2014.

“Warrant” means each warrant executed by Bank and Borrower, including, without limitation, that certain Warrant to Purchase Stock dated as of the Seventh Loan Modification Effective Date, executed by Borrower in favor of Bank.

6	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Term Loan Reserve” is (i) commencing on the Sixth Loan Modification Effective Date through and including the occurrence of the Equity Event 2014, the outstanding principal balance of the Term Loan; and (ii) thereafter, (a) during a Term Loan Reserve Period, the outstanding principal balance of the Term Loan; and (b) at all other times, Zero Dollars ($0.00).

“Term Loan Reserve Period” is the period (i) commencing on any date that Bank determines, in its reasonable discretion, that Borrower has less than Two Million Dollars ($2,000,000) of Net Cash and (ii) terminating on the date thereafter that Bank determines, in its reasonably discretion, that Borrower has Net Cash equal to or greater than Two Million Dollars ($2,000,000).

7	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted in its entirety and is replaced with Exhibit A attached hereto.

4. ACKNOWLEDGEMENT OF DEFAULTS; WAIVER. Borrower acknowledges that it is currently in default under the Loan Agreement by its failure to comply with (i) the minimum Liquidity Ratio financial covenant contained in Section 6.9(a) for the compliance periods ended September 30, 2014 and October 31, 2014, (ii) the minimum EBITDA financial covenant contained in Section 6.9(b) of the Loan Agreement for the compliance period ended September 30, 2014 and (iii) the minimum Elemental EBITDA financial covenant contained in Section 6.9(c) of the Loan Agreement for the compliance period ended September 30, 2014 (individually and collectively, the “Existing Default”). Bank hereby waives Borrower’s Existing Default for the compliance period indicated above. Bank’s waiver of Borrower’s compliance with said Existing Default shall apply only to the foregoing specific compliance period. The Borrower hereby acknowledges and agrees that except as specifically provided in this Section, nothing in this Section or anywhere in this Loan Modification Agreement shall be deemed or otherwise construed as a waiver by the Bank of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise.

5. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the execution of this Loan Modification Agreement, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	executed copies of the Seventh Loan Modification and Waiver Agreement, the Acknowledgment, First Amendment and Reaffirmation of Amended and Restated Subordination Agreement, executed by Borrower, Bank and Riverside Renewable Energy Investments, LLC, the Warrant and the Bank Invoice; and

C.	such other documents as Bank may reasonably request.

6. FEES. Borrower shall pay to Bank a non-refundable modification fee equal to Ten Thousand Dollars ($10,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

7. CONSENT TO DISPOSITIONS. Notwithstanding the terms and conditions of Section 7.1 of the Loan Agreement:

A.	Bank hereby consents to the sale and transfer of Borrower’s Hopland real property and asset sale, including 100% of its equity interest in Real Goods Trading (the “Hopland Disposition”), so long as (i) no Event of Default has occurred and is continuing or would result immediately after giving effect to such Hopland Disposition; and (ii) the Hopland Disposition results in gross proceeds to the Borrower of not less than One Million Dollars ($1,000,000), which proceeds from such Hopland Disposition shall be used by Borrower for working capital purposes and to fund its general business requirements and not for personal, family, household or agricultural purposes; and

B.	Bank hereby consents to the sale and transfer of its commercial business pipeline and employees to Sun Edison (the “Sun Edison Disposition”), so long as (i) no Event of Default has occurred and is continuing or would result immediately after giving effect to such Sun Edison Disposition; and (ii) the Sun Edison Disposition results in gross proceeds to the Borrower of not less than $0.10 per watt of installation contracts sold to Sun Edison, which proceeds from such Sun Edison Disposition shall be used by Borrower for working capital purposes and to fund its general business requirements and not for personal, family, household or agricultural purposes.

8. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby certifies that, other than as disclosed in the Perfection Certificate, no Collateral with a value greater than Ten Thousand Dollars ($10,000) in the aggregate is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral with a value in excess of Ten Thousand Dollars ($10,000) in the aggregate to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates previously delivered to the Bank (in each case as supplemented through the Seventh Loan Modification Effective Date), and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in such Perfection Certificates, as supplemented, remain true and correct in all material respects as of the date hereof.

9. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement and each other Loan Document (including, without limitation, each Borrower’s and each Guarantor’s Operating Documents previously delivered to Bank (unless re-delivered to Bank in connection with this Loan Modification Agreement)), and of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modify the Existing Loan Documents pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

13. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference.

14. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

REAL GOODS ENERGY TECH, INC.		REAL GOODS SYNDICATED, INC.

By:	/s/ Dennis Lacey	By:	/s/ Dennis Lacey
Name:	Dennis Lacey	Name:	Dennis Lacey
Title:	Chief Executive Officer	Title:	Chief Executive Officer

REAL GOODS ENERGY TRADING CORPORATION		ALTERIS RENEWABLES, INC.

By:	/s/ Dennis Lacey	By:	/s/ Dennis Lacey
Name:	Dennis Lacey	Name:	Dennis Lacey
Title:	Chief Executive Officer	Title:	Chief Executive Officer

MERCURY ENERGY, INC.		ELEMENTAL ENERGY, LLC

By:	/s/ Dennis Lacey	By:	/s/ Dennis Lacey
Name:	Dennis Lacey	Name:	Dennis Lacey
Title:	Chief Executive Officer	Title:	Chief Executive Officer

REAL GOODS SOLAR, INC. - MERCURY SOLAR		SUNETRIC MANAGEMENT LLC

By:	/s/ Dennis Lacey	By:	/s/ Dennis Lacey
Name:	Dennis Lacey	Name:	Dennis Lacey
Title:	Chief Executive Officer	Title:	Chief Executive Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Mike Meier
Name:	Mike Meier
Title:	Managing Director

Exhibit A to Seventh Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date
FROM:	REAL GOODS ENERGY TECH, INC. ET. AL.

The undersigned authorized officer of REAL GOODS ENERGY TECH, INC., et al. (the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Annual Audited Financial Statements	FYE within 120 days

A/R & A/P Agings	Monthly within 20 days	Yes No

Transaction Reports	Weekly and with each request for a Credit Extension (Monthly within 20 days during a Streamline Period)	Yes No

Projections	Within 20 days of board approval (no later than 60 days after FYE)	Yes No

Daily/Weekly Cash Flow Projections	on the fifteenth (15th) and the last Business Day of each month	Yes No

Deferred Revenue Report, Schedule of Assets with respect to 3rd party construction and financing arrangements (including performance bonds and bank statements For non-SVB bank accounts)	Monthly within 30 days	Yes No

Electronic viewing access to Wells Fargo Account	Ongoing	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies/Streamline
Maintain at all times (unless otherwise indicated), measured as indicated below:
EBITDA (measured quarterly) – net of Elemental EBITDA	($4,500,000)	$	Yes No
Streamline Period	No Longer Available	N/A	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

REAL GOODS ENERGY TECH, INC., et al.	BANK USE ONLY

By:	Received by:

Name:	AUTHORIZED SIGNER

Title:	Date:

Verified:

AUTHORIZED SIGNER
Date:

Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. EBITDA. (Section 6.9(a).

Required: Achieve EBITDA (loss no worse than), measured quarterly, on a trailing three month basis, on a consolidated basis with respect to Borrower, of the following amounts for each period ending as of the date indicated below:

Quarterly Period Ending (measured on a trailing three month basis)	Minimum EBITDA (loss no worse than)

December 31, 2014	($4,500,000)

; provided, that nothing in the foregoing financial covenant shall be deemed to be an extension of the Revolving Line Maturity Date.

Actual: All amounts measured as indicated above and determined on a consolidated basis in accordance with GAAP:

A.	Net Income		$

B.	Plus the following, in each case to the extent deducted from the calculation of Net Income

	1.	Interest Expense	$

	2.	income tax expense	$

	3.	depreciation expense and amortization expense	$

	4.	non-cash stock compensation expense	$

	5.	for the trailing three month period ending September 30, 2013, up to Two Hundred Fifty Thousand Dollars ($250,000) of one-time, non-recurring cash transaction expenses actually incurred in connection with the Syndicated Acquisition and/or the Mercury Acquisition	N/A

	6.	for the trailing six month period ending December 31, 2013, up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of one-time, non-recurring cash transaction expenses actually incurred in connection with the Syndicated Acquisition and/or the Mercury Acquisition	N/A

	7.	for the trailing three-month period ending June 30, 2014, up to Seven Hundred Fifty Thousand Dollars ($750,000) of one-time, non-recurring cash transaction expenses actually incurred subsequent to March 31, 2014 in connection with acquisitions which were closed prior to the date of the Sixth Loan Modification Effective Date	N/A

	8.	The sum of lines B.1 through B.7	$

C.	Minus the following, to the extent included in the calculation of Net Income

	1.	interest income	$

	2.	income tax credits (to the extent not netted from income tax expense)	$

	3.	all extraordinary gains and all other non-cash items of income for such period	$

	4.	The sum of lines C.1 through C.3	$

D.	EBITDA (line A plus line B.8 minus line C.4)		$

Is line D equal to or greater than (loss no worse than) ($4,500,000)?

No, not in compliance	Yes, in compliance